Exhibit T3A.9

MEMORANDUM OF ASSOCIATION OF

UTAC Thai Holdings Limited

Memorandum Registration No.    0104553048140

The particulars of the Memorandum of Association of the Company are made on 8 April 2010 with the following details:

Clause 1.	The Name of the Company is written in English: UTAC Thai Holdings Limited.

Clause 2.	The office of the Company will be situated in Bangkok.

Clause 3.	The objects of the Company are 10 clauses, as appearing on the attached Form Wor.

Clause 4.	The liability of the shareholders of this Company is limited to the amount that has not been fully paid on the shares respectively held by them.

Clause 5.	The capital of the Company shall be Baht One Hundred Thousand (100,000), divided into Ten Thousand (10,000) shares, of Baht Ten (10) each.

Clause 6.	The name, address, occupation, signature of each of the 3 promoters and the number of shares subscribed for by them are as follows:

(1) Mr. Udom Udompanyawit	Age:	59 ,	Telephone Number:	0-2749-1680
Residing: 199/64, Moo 14, Bangphliyai Sub-District, Bangphli District, Samutprakan
Occupation: Businessperson	Subscribed for: 1 share,		(Signed) -signed- .

(2) Mr. Boonchai Jongjitaree	Age:	43 ,	Telephone Number:	0-2749-1680
Residing: 999/872, Moo 6, Laksong Sub-District, Bangkhae District, Bangkok
Occupation: Businessperson	Subscribed for: 1 share,		(Signed) -signed- .

(3) Ms. Penkea Thitipraganwong	Age:	29 ,	Telephone Number:	0-2749-1680
Residing: 82/39 Moo 4, Bangkhunthien Sub-District, Jomthong District, Bangkok
Occupation: Businessperson	Subscribed for: 1 share,		(Signed) -signed- .

All of the promoters agree that this Memorandum of Association shall be invalid if the incorporation of the Company is not registered within 10 years from the date of the registration of Memorandum of Association.

(Signed)	-signed-	Promoter
(Mr. Boonchai Jongjitaree)

MEMORANDUM OF ASSOCIATION OF

UTAC Thai Holdings Limited

(As Amended)

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By virtue of the special resolution adopted at the Ordinary General Meeting of Shareholders No. 1/2010 (6-month OGM), held on August 5, 2010, Clause 5 of the Company’s Memorandum of Association shall be amended as follows:

Clause 5. The capital of the Company shall be Baht Three Million (3,000,000), divided into Three Hundred Thousand (300,000) shares with a par value ofBaht Ten (10) each.

Certified to be correct according to above resolution.

SEAL	-signed-
(Mr. Boonchai Jongjitaree) Director

STAMP DUTY

MEMORANDUM OF ASSOCIATION

OF

UTAC Thai Holdings Limited

(As Amended)

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By virtue of the special resolution adopted at the Ordinary General Meeting of Shareholders No. 1/2010 held on August 5, 2010, Clause 5 of the Company’s Memorandum of Association shall be amended as follows:

Clause 5. The capital of the Company shall be Baht Two Billion Fifteen Million Sixteen Thousand Eight Hundred and Twenty (2,015,016,820), divided into Two Hundred One Million Five Hundred One Thousand and Six Hundred Eighty-Two (201,501,682), shares with a par value of Baht Ten (10) each.

Certified to be correct according to above resolution.

SEAL	-signed-
(Mr. Boonchai Jongjitaree) Director

STAMP DUTY

MEMORANDUM OF ASSOCIATION

OF

UTAC Thai Holding Limited

(As Amended)

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By virtue of the special resolution adopted at the Ordinary General Meeting of Shareholders No. 1/2015, held on December 21, 2015, Clause 3 of the Company’s Memorandum of Association shall be amended as follows:

Clause 3. The Objective of the Company shall be 18 clauses as form Wor. Attached.

Certified to be correct according to above resolution

SEAL	-signed-
(Mr. Boonchai Jongjitaree) Director

STAMP DUTY